                                                                      EXHIBIT 11
                BEN FRANKLIN RETAIL STORES, INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                 THREE MONTHS ENDED           SIX MONTHS ENDED
                                                    SEPTEMBER 30,               SEPTEMBER 30,
                                               -----------------------     -----------------------
                                                  1996         1995           1996         1995
                                                 ------       ------         ------       ------
PRIMARY

EARNINGS
 Income (Loss) from
 Continuing Operations                          $(71,815)    $  2,958      $ (80,778)    $  3,323
 Discontinued Operations
  (Net of Taxes)                                 (23,423)      (1,934)       (25,831)      (3,840)
                                                --------     --------      ---------     --------
 Net Income (Loss)                              $(95,238)    $  1,024      $(106,609)    $   (517)
                                                --------     --------      ---------     --------
                                                --------     --------      ---------     --------
Shares
  Weighted average number of
    common and common equivalent
    shares outstanding                             5,463        5,463          5,463        5,523
                                                --------     --------      ---------     --------
Earnings per share:
 Income (Loss) from
  Continuing Operations                           (13.15)         .54         (14.79)         .60
 Discontinued Operations
  (Net of Taxes)                                   (4.28)        (.35)         (4.72)        (.69)
                                                --------     --------      ---------     --------
 Net Income (Loss)                              $ (17.43)    $    .19      $  (19.51)    $   (.09)
                                                --------     --------      ---------     --------
                                                --------     --------      ---------     --------
ASSUMING FULL DILUTION
EARNINGS
 Income (Loss) from
 Continuing Operations                          $(71,712)    $  3,328      $ (80,304)    $  4,064
 Discontinued Operations
  (Net of Taxes)                                 (23,423)      (1,934)       (25,831)      (3,840)
                                                --------     --------      ---------     --------
 Net Income (Loss)                              $(95,135)    $  1,394      $(106,135)    $   (224)
                                                --------     --------      ---------     --------
                                                --------     --------      ---------     --------
Shares
  Weighted average number of
    common and common equivalent
    shares outstanding                             5,463        5,463          5,463        5,523
                                                --------     --------      ---------     --------
                                                --------     --------      ---------     --------
  Additional dilutive effect
    of convertible notes if
    fully converted                                3,710        3,710          3,710        3,714
                                                --------     --------      ---------     --------
                                                --------     --------      ---------     --------
  Weighted average number of
    common and common equivalent
    shares as adjusted                             9,173        9,173          9,173        9,237
                                                --------     --------      ---------     --------
                                                --------     --------      ---------     --------
Fully diluted earnings per share:
 Income (Loss) from
  Continuing Operations                             N/A           .36           N/A           .44
 Discontinued Operations
  (Net of Taxes)                                    N/A          N/A            N/A          N/A
                                                --------     --------      ---------     --------
 Net Income (Loss)                              $   N/A      $    .15      $    N/A      $   N/A
                                                --------     --------      ---------     --------
                                                --------     --------      ---------     --------


                                     - 16 -